Exhibit 4.3

FELCOR LODGING LIMITED PARTNERSHIP,
as Issuer

AND

FELCOR LODGING TRUST INCORPORATED
FELCOR/CSS HOLDINGS, L.P.
FELCOR HOTEL ASSET COMPANY, L.L.C.
FELCOR PENNSYLVANIA COMPANY, L.L.C.
FELCOR LODGING HOLDING COMPANY, L.L.C.
FELCOR TRS HOLDINGS, L.L.C.
FELCOR CANADA CO.
FELCOR OMAHA HOTEL COMPANY, L.L.C.
MYRTLE BEACH HOTELS, L.L.C.
FELCOR TRS BORROWER 1, L.P.
FELCOR TRS BORROWER 4, L.L.C.
FELCOR/ST. PAUL HOLDINGS, L.P.,
as Guarantors

AND

FELCOR HOLDINGS TRUST,
as Pledgor,

AND

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
____________________

Third Supplemental Indenture
Dated as of September 29, 2009
____________________

Supplemental Indenture to the Indenture
dated as of October 31, 2006, as amended
and supplemented as of December 31, 2006
and August 16, 2007
with respect to the
Senior Secured Floating Rate Notes due 2011

THIRD SUPPLEMENTAL INDENTURE

Third Supplemental Indenture, dated as of September 29, 2009 (this “Third Supplemental Indenture”), by and among FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, FelCor Pennsylvania Company, L.L.C., a Delaware limited liability company, FelCor Lodging Holding Company, L.L.C., a Delaware limited liability company, FelCor TRS Holdings, L.L.C., a Delaware limited liability company, FelCor Canada Co., a Nova Scotia unlimited liability company, FelCor Omaha Hotel Company, L.L.C., a Delaware limited liability company, Myrtle Beach Hotels, L.L.C., a Delaware limited liability company, FelCor TRS Borrower 1, L.P., a Delaware limited partnership, FelCor TRS Borrower 4, L.L.C., a Delaware limited liability company, FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, and FelCor Holdings Trust, a Massachusetts business trust (the “Pledgor”), and U.S. Bank National Association, as trustee (the “Trustee”), under the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, FelCor LP, FelCor, the Pledgor and certain subsidiaries named therein previously executed and delivered to the Trustee an indenture, dated as of October 31, 2006, as amended or supplemented prior to the date hereof (the “Indenture”), pursuant to which FelCor LP issued $215,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2011 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that FelCor, FelCor LP, the Subsidiary Guarantors, the Pledgor and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, enter into a supplemental indenture for the purpose of amending the Indenture, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase, of the Notes;

WHEREAS, FelCor LP has made a tender offer (the “Tender Offer”) to each registered Holder of Notes to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 17, 2009, as amended, modified or supplemented  (the “Offer to Purchase”), any and all of such Holder’s outstanding Notes for an amount in cash equal to $980 for each $1,000 principal amount of the Notes so tendered and accepted for purchase (the “Tender Offer Consideration”);

WHEREAS, in conjunction with the Tender Offer, FelCor LP has also solicited consents from the Holders for certain proposed amendments (the “Proposed Amendments”) to the Indenture, which Proposed Amendment are contained in this Third Supplemental Indenture;

WHEREAS, subject to the terms and conditions set forth in the Offer to Purchase, FelCor LP has also offered to pay each Holder who validly consents to the Proposed Amendments and validly tenders Notes at or prior to the Consent Date (as defined in the Offer to Purchase), in addition to the Tender Offer Consideration, an amount in cash equal to approximately $20.00 for each $1,000 principal amount of Notes so tendered and accepted for

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purchase (the “Consent Payment” and together with the Tender Offer Consideration, the “Total Consideration”);

WHEREAS, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes have consented to the Proposed Amendments; and

WHEREAS, this Third Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 3 hereof are satisfied.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, FelCor, FelCor LP, each Subsidiary Guarantor, the Pledgor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Definitions. For all purposes of the Indenture and this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Third Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

(2) capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2. Amendments.  The Indenture is hereby amended with respect to the Notes as follows:

(1) Section 4.03 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.03, INTENTIONALLY OMITTED.”

(2) Section 4.04 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.04, INTENTIONALLY OMITTED.”

(3) Section 4.05 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.05, INTENTIONALLY OMITTED.”

(4) Section 4.06 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.06, INTENTIONALLY OMITTED.”

(5) Section 4.07 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.07, INTENTIONALLY OMITTED.”

(6) Section 4.08 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.08, INTENTIONALLY OMITTED.”

(7) Section 4.09 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.09, INTENTIONALLY OMITTED.”

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(8) Section 4.10 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.10, INTENTIONALLY OMITTED.”

(9) Section 4.11 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.11, INTENTIONALLY OMITTED.”

(10) Section 4.12 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.12, INTENTIONALLY OMITTED.”

(11) Section 4.13 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.13, INTENTIONALLY OMITTED.”

(12) Section 4.14 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.14, INTENTIONALLY OMITTED.”

(13) Section 4.15 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.15, INTENTIONALLY OMITTED.”

(14) Section 4.16 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.16, INTENTIONALLY OMITTED.”

(15) Section 4.17 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.17, INTENTIONALLY OMITTED.”

(16) Section 4.18 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.18, INTENTIONALLY OMITTED.”

(17) Section 4.19 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.19, INTENTIONALLY OMITTED.”

(18) Section 4.20 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.20, INTENTIONALLY OMITTED.”

(19) Section 4.21 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.21, INTENTIONALLY OMITTED.”

(20) Sections 5.01 the Indenture is hereby amended to delete the text in subsections (iii) and (iv) and to replace the text thereof with the text “INTENTIONALLY OMITTED.”

(21) Sections 6.01 the Indenture is hereby amended to delete the text in subsections (c), (e) and (f) and to replace the text thereof with the text “INTENTIONALLY OMITTED.”

(22) Section 8.02 of the Indenture is hereby amended to delete the text in subsections (B), (C), (E) and (F) and to replace the text thereof with the text “INTENTIONALLY OMITTED.”

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(23) all definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in covenants or sections deleted hereby shall be deleted in their entirety and all references to sections of the Indenture that are used exclusively in the text of the Indenture that are being otherwise eliminated by this Third Supplemental Indenture shall be deleted in their entirety.

SECTION 3. Effectiveness. This Third Supplemental Indenture amends and supplements the Indenture with respect to the Notes and shall be a part and subject to all of the terms thereof. Except as amended and supplemented hereby, the Indenture shall continue in full force and effect.

Except as provided in Section 10 hereof, the Proposed Amendments effected by this Third Supplemental Indenture shall take effect on the date hereof, provided that each of the parties hereto shall have executed and delivered this Third  Supplemental Indenture; provided, however, that the Proposed Amendments set forth in Section 2 hereof shall be operative only upon, and simultaneously with, and shall have no force and effect prior to, FelCor LP’s deposit of cash on the Settlement Date (as defined in the Offer to Purchase) in sufficient amount to pay to each Holder of tendered Notes that have been accepted (which shall be at least a majority in aggregate principal amount of the Notes then outstanding) for purchase and payment by FelCor LP the Total Consideration or the Tender Offer Consideration, as applicable, including any accrued and unpaid interest up to but not including the Settlement Date.

SECTION 4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by FelCor, FelCor LP, the Subsidiary Guarantors and the Pledgor.

SECTION 6. Successors and Assigns. All agreements of FelCor, FelCor LP, the Subsidiary Guarantors and the Pledgor in this Third Supplemental Indenture shall bind their respective successors and assigns. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

SECTION 7. Separability.  In case any provision of this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

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SECTION 9. Counterparts.  The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.  Release of Collateral.  The parties hereto agree and acknowledge that in accordance with Section 12.03(a)(v) of the Indenture, the Pledged Collateral shall be contemporaneously released by the Collateral Agent upon the receipt by FelCor LP of the consent of Holders of not less than two-thirds in principal amount of the outstanding Notes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

FELCOR LODGING LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	FelCor Lodging Trust Incorporated,
a Maryland corporation
its general partner

	By:	/s/Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President, General Counsel and Secretary

FELCOR LODGING TRUST INCORPORATED,
a Maryland corporation

By:	/s/Jonathan H. Yellen
Name:	Jonathan H. Yellen
Title:	Executive Vice President, General Counsel and Secretary

FELCOR/CSS HOLDINGS, L.P.,
a Delaware limited partnership
FELCOR/ST. PAUL HOLDINGS, L.P.,
a Delaware limited partnership
By:	FelCor/CSS Hotels, L.L.C.,
a Delaware limited liability company, as general partner of each entity

	By:	/s/Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President

[Signatures Continue On Following Page]

Signature Page to Third Supplemental Indenture (FR Notes)

FELCOR HOTEL ASSET COMPANY, L.L.C.,
a Delaware limited liability company
FELCOR PENNSYLVANIA COMPANY, L.L.C.,
a Delaware limited liability company
FELCOR LODGING HOLDING COMPANY, L.L.C.,
a Delaware limited liability company
FELCOR TRS HOLDINGS, L.L.C.,
a Delaware limited liability company
FELCOR CANADA CO.,
a Nova Scotia unlimited liability company
FELCOR OMAHA HOTEL COMPANY, L.L.C.,
a Delaware limited liability company
MYRTLE BEACH HOTELS, L.L.C.,
a Delaware limited liability company
FELCOR TRS BORROWER 4, L.L.C.,
a Delaware limited liability company

By:	/s/Jonathan H. Yellen
Name:	Jonathan H. Yellen
Title:	Executive Vice President

FELCOR TRS BORROWER 1, L.P.,
a Delaware limited partnership

By: FelCor TRS Borrower GP 1, L.L.C.,
a Delaware limited liability company,
its general partner

By:	/s/Jonathan H. Yellen
Name:	Jonathan H. Yellen
Title:	Executive Vice President

FELCOR HOLDINGS TRUST,
a Massachusetts business trust, as Pledgor

By:	/s/Lester C. Johnson
Name:	Lester C. Johnson
Title:	Trustee

[Signatures Continue On Following Page]

Signature Page to Third Supplemental Indenture (FR Notes)

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

Signature Page to Third Supplemental Indenture (FR Notes)